                                                          EXHIBIT 10.19

================================================================================



                              AMENDED AND RESTATED

                            STOCKHOLDERS' AGREEMENT

                                     among

                               CCA HOLDINGS CORP.

                                      and

                      KELSO INVESTMENT ASSOCIATES V, L.P.

                                      and

                         KELSO EQUITY PARTNERS V, L.P.

                                      and

                          CHARTER COMMUNICATIONS, INC.



                         Dated as of September 29, 1995


================================================================================

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
1.   Restrictions on Transfer of Common Stock..........................   1
     1.1.      Restrictions on Transfers by Charter....................   1
     1.2.      Restrictions on Transfers by Kelso......................   2

2.   Sales by Charter to Third Parties.................................   2
     2.1.      General.................................................   2
     2.2.      Right of First Refusal..................................   3

3.   Sales by Kelso to Third Parties...................................   4
     3.1.      General.................................................   4
     3.2.      Right of First Negotiation..............................   4
     3.3.      Tag-Along Rights........................................   6
     3.4.      Drag-Along Rights.......................................   6

4.   Pledges by Charter and Involuntary Transfers......................   6
     4.1.      Pledges by Charter......................................   6
     4.2.      Involuntary Transfers...................................   7

5.   Right of Charter to Sell to the Company Shares of
     Common Stock ("Put Rights")
     5.1       Common Stock ("Put Rights").............................   7
     5.1.      Right to Sell...........................................   7
     5.2.      Notice..................................................   7
     5.3.      Payment.................................................   8

6.   Right of the Company to Purchase from Charter
     Shares of Common Stock ("Call Rights")
     6.1.      Right to Purchase.......................................   8
     6.2.      Notice..................................................   8
     6.3.      Payment.................................................   8

7.   Prohibited Purchases..............................................   9

8.   Exit Payments.....................................................   9

9.   Election of Directors.............................................  11
     9.1.      Board Make-up...........................................  11
     9.2.      Irrevocable Proxy.......................................  21

10.  Stock Certificate Legends.........................................  21

11.  Absence of Other Arrangements.....................................  31

12.  Parties............................................................ 13
     12.1.     Assignment by the Company................................ 13
     12.2.     Assignment Generally..................................... 14
     12.3.     Termination.............................................. 14
     12.4.     Agreements to Be Bound................................... 14

13.  Defined Terms...................................................... 15

14.  Miscellaneous...................................................... 17
     14.1.     Sales Incentive Fee......................................
     14.2.     Recapitalizations, Exchanges, etc........................ 17
               Affecting the Common Stock............................... 17
     14.3.     Actions Requiring Approval of
               Stockholders............................................. 17
     14.4.     No Third Party Beneficiaries............................. 17
     14.5.     Mechanics of Payment..................................... 17
     14.6.     Further Assurances....................................... 18
     14.7.     Amendment and Modification............................... 18
     14.8.     Governing Law............................................ 18
     14.9.     Invalidity of Provision.................................. 18
     14.10.    Notices.................................................. 18
     14.11.    Headings; Execution in Counterparts...................... 20
     14.12.    Injunctive Relief........................................ 20
     14.13.    Entire Agreement......................................... 20

                 AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

          AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT, dated as of September 29, 1995, among CCA Holdings Corp., a Delaware corporation (the "Company"), Kelso Investment Associates V, L.P., a Delaware limited partnership ("KIA V"), Kelso Equity Partners V, L.P., a Delaware limited partnership ("KEP V", together with KIA V, "Kelso"), and Charter Communications, Inc., a Delaware corporation ("Charter"). Kelso and Charter are hereinafter referred to collectively as the "Stockholders".

          Capitalized terms used herein without definition are defined in
Section 13.

          WHEREAS, the Company and the Stockholders are party to a Stockholders' Agreement, dated as of January 18, 1995 (the "Original Agreement");

          WHEREAS, pursuant to the Original Agreement, the Company has sold 65,100 shares of Class A Common Stock to KIA V, 2,715 shares of Class A Common Stock to KEP V, 7,700 shares of Class A Common Stock to Charter and 4,300 shares of Class B Common Stock to Charter; and

          WHEREAS, the parties hereto desire to amend and restate the Original Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the parties hereto agree as follows:

          1.  Restrictions on Transfer of Common Stock.  1.1.  Restrictions on
              ----------------------------------------         ---------------
Transfers by Charter.  Prior to the earlier of (a) the closing of a public
--------------------                            -
offering pursuant to an effective registration statement (a "Registration") under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Act"), that covers (together with any prior effective Registrations) (i) 50% or more of the aggregate number of shares of Common Stock
                -
then outstanding or (ii) shares of Common Stock that, after the closing of such
                     --
public offering, will be traded on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System (any such Registration, an "IPO") and (b) the tenth anniversary
                                                        -
of the Closing, no shares of Common Stock or any interest therein now or hereafter owned by Charter may be Transferred, except for any (1) sale to a
                                                               -
third party or the Company after the fifth anniversary of the Closing in compliance with Section 2.2 ("Right of First Refusal"),

(2) sale to a third party pursuant to Section 3.3 ("Tag-Along Rights") or
 -
Section 3.4 ("Drag-Along Rights"), (3) involuntary Transfer to a third party
                                    -
permitted under Section 4.2, (4) sale to the Company pursuant to Section 5 ("Put
                              -
Rights") or Section 6 ("Call Rights"), (5) Transfer, authorized by the prior
                                        -
written approval (not to be un reasonably withheld) of the disinterested members of the Board of Directors of the Company (the "Board"), to an Affiliate of Charter that agrees to be bound by the terms of this Agreement pursuant to
Section 12.4 or Transfer to any entity of which Charter owns a majority of the voting and economic rights that agrees to be bound by the terms of this Agreement pursuant to Section 12.4, (6) sale pursuant to a Registration in
                                     -
accordance with the Registration Rights Agreement or (7) pledges of shares of
                                                      -
Common Stock in accordance with Section 4.1. Notwithstanding the foregoing or any other provision of this Agreement, Charter may not Transfer (a) more than
                                                                 -
50% of the shares of Common Stock held by it on the Closing as long as the Management Agreement is in full force and effect; (b) any shares of Common Stock
                                                   -
if such Transfer would breach or cause a default under any provision of the Financing Documents (as defined in Section 7) and (c) any shares of Class B
                                                   -
Common Stock unless such transferee is also the permitted assignee of all of Charter's rights and obligations under Section 14.1 hereof.

          1.2.  Restrictions on Transfers by Kelso.  Prior to the earlier of (a)
                ----------------------------------                            -
an IPO and (b) the tenth anniversary of the Closing, no shares of Common Stock
            -
or any interest therein now or hereafter owned by Kelso may be Transferred, except for any (i) Transfer to a third party or to Charter after the third
                -
anniversary of the Closing in compliance with Section 3.2 ("Right of First Negotiation") and Section 3.3 ("Tag-Along Rights"), (ii) involuntary Transfer
                                                     --
to a third party permitted under Section 4.2, (iii) Transfer to a Permitted
                                               ---
Assignee that agrees to be bound by the terms of this Agreement pursuant to
Section 12.4 or (iv) sale pursuant to a Registration in accordance with the
                 --
Registration Rights Agreement. Notwithstanding the foregoing or any other provision of this Agreement, Kelso may not Transfer any shares of Common Stock if such Transfer would breach or cause a default under any provision of the Financing Documents.

          2.  Sales by Charter to Third Parties.  2.1.  General.  At any time
              ---------------------------------         -------
after the fifth anniversary of the Closing, Charter may sell any of the shares of Common Stock held by it to a third party or parties, provided that such sale
                                                        --------
is made in compliance with the provisions of Section 2.2 ("Right of First Refusal"). For purposes of this Section 2, a sale to a third party shall not include a sale by Charter pursuant to a Registration in accordance with the Registration Rights Agreement, or pursuant to Section 3.3 ("Tag-Along Rights"),
Section 3.4 ("Drag-Along Rights"), Section 4.2 ("Involuntary Transfers"),
Section 5 ("Put Rights") or Section 6 ("Call Rights").

          2.2.  Right of First Refusal.  (a)  Procedure.  If at any time after
                ----------------------        ---------
the fifth anniversary of the Closing, Charter shall have received a bona fide
                                                                    ---- ----
offer or offers from a third party or parties to purchase any shares of Common Stock, then prior to selling such shares of Common Stock to such third party or parties Charter shall deliver to the Company and KIA V a letter signed by it setting forth:

          (i) the name(s) of such third party or parties;

         (ii) the purchase price per share of Common Stock offered by such third party or parties;

        (iii) all material terms and conditions contained in the offer of the third party or parties;

         (iv) Charter's offer (irrevocable by its terms for 30 days following receipt) to sell to the Company all (but not less than all) of the shares of Common Stock covered by the offer of the third party or parties, for a purchase price per share and on other terms and conditions not less favorable to the Company than those contained in the offer of the third party or parties (the "Offer"); and

          (v) closing arrangements and a closing date not less than 60 nor more than 90 days following the delivery of such letter (or such later date as is necessary to obtain all requisite governmental and regulatory approvals and consents, provided Charter covenants to use commercially reasonable
                   --------
     efforts to obtain such approvals and consents) for any purchase and sale that may be effected by the Company.

          (b)  Effecting Sales.  If, upon the expiration of 30 days following
               ---------------
receipt by the Company of the letter described in Section 2.2(a), the Company shall not have accepted the Offer, Charter shall have the right, to sell to such third party or parties all (but not less than all) of the shares of Common Stock covered by the Offer, for a purchase price and on other terms and conditions no less favorable to Charter than those contained in the Offer. If Charter has not signed a binding purchase agreement (subject to customary closing conditions) with such third party or parties within 45 days of the expiration of such 30 day period or if such sale has not been completed within 180 days from the expiration of such 30 day period, the shares of Common Stock covered by such Offer may not thereafter be sold by Charter unless the procedures set forth in this Section 2.2 shall have again been complied with. If the Company shall have accepted the Offer, the closing of the purchase and sale pursuant to such acceptance shall take place as set forth in Charter's letter to the Company.

          3.  Sales by Kelso to Third Parties.  3.1.  General.  At any time
              -------------------------------         -------
after the third anniversary of the Closing, Kelso may sell any of the shares of Common Stock held by it to a third party or parties, provided that such sale is
                                                     --------
made in compliance with the provisions of Sections 3.2 and 3.3. For purposes of this Section 3, a sale to a third party shall not include a sale by Kelso to any Permitted Assignee or a sale pursuant to a Registration in accordance with the Registration Rights Agreement.

          3.2.  Right of First Negotiation.  (a) Procedure.  If at any time
                --------------------------       ---------
after the third anniversary of the Closing, Kelso desires to sell any of the shares of Common Stock held by it, then prior to selling such shares of Common Stock to any third party or parties, Kelso shall deliver to Charter a letter signed by it setting forth the number of shares of Common Stock Kelso desires to sell (the "Sale Notice"). Within 60 days of receipt of the Sale Notice, Charter may make an offer to purchase such shares of Common Stock offered by Kelso by delivering written notice to Kelso setting forth:

          (i) the prospective purchase price per share of Common Stock;

         (ii)  any other material terms and conditions to such purchase;

        (iii) evidence of binding commitments reasonably satisfactory to Kelso for the financing of such purchase; and

         (iv) closing arrangements and a closing date not less than 60 nor more than 90 days following the delivery of such notice (or such later date as is necessary to obtain all requisite governmental and regulatory approvals and consents, provided Charter covenants to use commercially reasonable efforts to obtain such approvals and consents).

          (b)  Effecting Sales.  If, upon the expiration of 60 days following
               ---------------
receipt by Charter of the Sale Notice, Charter shall not have made an offer to purchase the shares of Common Stock covered by the Sale Notice, Kelso may sell to a third party or parties any of the shares of Common Stock covered by the Sale Notice for whatever price and upon whatever other terms and conditions Kelso may agree to, provided that Kelso and the third party execute a binding
                    --------
purchase agreement (subject to customary closing conditions) within 45 days of any written offer and in any event within 180 days after the expiration of such 60 day period and consummate the closing thereunder within 30 days after the receipt of all requisite governmental and regulatory approvals and consents. Kelso will provide a copy of any such written offer to Charter promptly upon receipt thereof. If Charter shall have made an offer to purchase the shares of Common Stock covered by the Sale Notice, then Kelso may either (1) accept
                                                                -
Charter's offer and the sale of such shares of Common Stock shall be consummated as soon as practicable after the delivery of a notice of acceptance by Kelso, but in any event within 90 days of the delivery of the Sale Notice (or such later date as is necessary to obtain all requisite governmental and regulatory approvals and consents), or (2) reject Charter's offer, by written notice
                             -
delivered to Charter within 20 days of the delivery to Kelso of such offer, in which case Kelso shall have the right to sell to a third party or parties all (but not less than all) of the shares of Common Stock covered by the Sale Notice, for a purchase price and on other terms and conditions no less favorable to Kelso than those contained in Charter's offer, provided that Kelso and the
                                                  --------
third party purchaser execute a binding purchase agreement (subject to customary closing conditions) within 45 days of any written offer and in any event within 180 days of Charter's offer and consummate the closing thereunder within 30 days of receipt of all requisite governmental and regulatory approvals and consents. If Kelso and a third party purchaser do not execute such a purchase agreement or close such transaction within the time periods set forth in the proviso of the preceding sentence, then the shares of Common Stock covered by such Sale Notice may not thereafter be sold by Kelso unless the procedures set forth in this
Section 3.2 shall have again been complied with. Any offer by Charter pursuant to this Section 3.2(b) shall not preclude Charter from making additional offers for such shares or participating in any auction relating to the sale of any such shares.

          3.3.  Tag-Along Rights.  If at any time after the third anniversary of
                ----------------
the Closing Kelso desires to sell any shares of Common Stock to one or more third parties and such shares, together with all shares of Common Stock previously sold by Kelso, would represent more than 10% of the aggregate number of shares of Common Stock held by Kelso immediately after the Closing, Kelso must offer Charter a pro rata right to participate in such sale with respect to
                     --- ----
Charter's shares of Class A Common Stock, for a purchase price per share of Class A Common Stock equal to the purchase price per share of Class A Common Stock being paid for Kelso's shares and on other terms and conditions not less favorable to Charter than those applicable to Kelso.

          3.4.  Drag-Along Rights.  If at any time after the third anniversary
                -----------------
of the Closing and subject to the termination or waiver by Charter of its rights under Section 3.2, Kelso proposes to sell to one or more third parties all of the shares of Common Stock then owned by it, then, if requested by Kelso, Charter shall be required to join Kelso in such sale on a pro rata basis for a
                                                          --- ----
purchase price per share of Common Stock and on other terms and conditions not less favorable to Charter than those applicable to Kelso, provided, that any shares of Class B Common Stock subject to such sale will be sold for a price of $1,000 per share.

          4.  Pledges by Charter and Involuntary Transfers.  4.1.  Pledges by
              --------------------------------------------         ----------
Charter.  Charter may pledge its shares of Common Stock to a commercial bank
-------
(the "Charter Lender") pursuant to the terms of a pledge agreement, in form and substance reasonably satisfactory to Kelso. Upon any foreclosure, the Charter Lender will be required (a) to offer and sell the shares of Common Stock so
                         -
foreclosed upon to the Company as provided in Section 4.2 and (b) to agree to
                                                               -
become a party hereunder, subject to all the rights and obligations of Charter, except as provided below. During the 60 day period referred to in Section 4.2, the Charter Lender shall not have any rights hereunder. If, after the expiration of the 60 day period referred to in Section 4.2, the Company has not purchased such shares, then the Charter Lender shall be deemed to be Charter for all purposes hereunder, except that Section 3.2 and Section 14.3 and Charter's rights under Section 9.1 hereof will be of no further force and effect.

          4.2.  Involuntary Transfers.  Any transfer of title or beneficial
                ---------------------
ownership of shares of Common Stock upon default, foreclosure, forfeit, court order, or otherwise than by a voluntary decision on the part of a Stockholder, including, without limitation, pursuant to Section 4.1, (an "Involuntary Transfer") shall be void unless such Stockholder complies with this Section 4.2 and enables the Company to exercise in full its rights hereunder. Upon any Involuntary Transfer, the Company shall have the right to purchase such shares of Common Stock pursuant to this Section 4.2 and the Person to whom such shares have been transferred (the "Involuntary Transferee") shall have the obligation to sell such shares in accordance with this Section 4.2. Upon the Involuntary Transfer of any shares of Common Stock, such Stockholder shall promptly (but in no event later than three business days after such Involuntary Transfer) furnish written notice to the Company and the other Stockholders indicating that the Involuntary Transfer has occurred, specifying the name of the Involuntary Transferee, giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer. Upon the receipt of such notice, and for 60 days thereafter, the Company shall have the right to purchase, and the Involuntary Transferee shall have the obligation to sell, all (but not less than all) of the shares of Common Stock acquired by the Involuntary Transferee for a purchase price equal to the Carrying Value of such shares of Common Stock.

          5.  Right of Charter to Sell to the Company Shares of Common Stock
              --------------------------------------------------------------
("Put Rights").  5.1.  Right to Sell.  Subject to all subsections of this
                       -------------
Section 5 and Section 7, Charter shall have the right to sell to the Company, and the Company shall have the obligation to purchase from Charter, all, but not less than all, of Charter's shares of Common Stock at their Carrying Value if the Management Agreement is terminated pursuant to Article VII thereof or at the end of the term of the Management Agreement unless such agreement shall have been renewed or replaced by mutual agreement of the parties thereto.

          5.2.  Notice.  If Charter desires to sell shares of Common Stock
                ------
pursuant to Section 5.1, Charter shall notify the Company and KIA V not more than 30 days after the occurrence of the event giving rise to Charter's right to sell its shares of Common Stock and shall specify the number of shares of Common Stock Charter owns.

          5.3.  Payment.  Subject to Section 7, payment for shares of Common
                -------
Stock sold by Charter pursuant to Section 5.1 shall be made on the date that is 60 days (or the first business day thereafter if the 60th day is not a business day, or such later date as is necessary to obtain all requisite governmental and regulatory approvals and consents) following the date of the receipt by the Company of such notice.

          Any payments required to be made by the Company under this Section 5.3 shall accrue simple interest at a rate per annum of 8% from the date of termination of the Management Agreement to the date the Company has paid in full for all of the shares of Common Stock. All payments of interest accrued hereunder shall be paid only at the date of payment by the Company for the shares of Common Stock being purchased.

          6.  Right of the Company to Purchase from Charter Shares of Common
              --------------------------------------------------------------
Stock ("Call Rights").  6.1.  Right to Purchase.  Subject to all subsections of
-----                         -----------------
this Section 6 and Section 7, the Company shall have the right to purchase from Charter, and Charter shall have the obligation to sell to the Company, all, but not less than all, of Charter's shares of Common Stock at the Carrying Value of the shares of Common Stock to be purchased if the Management Agreement is terminated pursuant to Article VII thereof or at the end of the term of the Management Agreement unless such agreement shall have been renewed or replaced by mutual agreement of the parties thereto.

          6.2.  Notice.  If the Company desires to purchase shares of Common
                ------
Stock from Charter pursuant to Section 6.1, it shall notify Charter not more than 30 days after the occurrence of the event giving rise to the Company's right to acquire Charter's shares of Common Stock.

          6.3.  Payment.  Subject to Section 7, payment for shares of Common
                -------
Stock purchased by the Company pursuant to Section 6.1 shall be made on the date 60 days (or the first business day thereafter if the 60th day is not a business day, or such later date as is necessary to obtain all requisite governmental and regulatory approvals and consents) following the date of the receipt by Charter of the Company's notice pursuant to Section 6.2.

          Any payments required to be made by the Company under this Section 6.3 shall accrue simple interest at a rate per annum of 8% on the amounts not paid from the date of termination of the Management Agreement to the date the Company makes such payments. All payments of interest accrued hereunder shall be paid only at the date or dates of payment by the Company for the shares of Common Stock being purchased.

          7.  Prohibited Purchases.  Notwithstanding anything to the contrary
              --------------------
herein, the Company shall not be permitted or obligated to purchase any shares of Common Stock hereunder to the extent (a) the Company is prohibited from
                                         -
purchasing such shares by applicable law or by any debt instruments or agreements, including any amendment, renewal, extension, substitution, refinancing, replacement or other modification thereof (the "Financing Documents") entered into by the Company, CCE, CCE I or Cencom Cable Entertainment, Inc., a wholly-owned subsidiary of the Company, (b) a default has
                                                                -
occurred under any Financing Document and is continuing or (c) the purchase of
                                                            -
such shares of Common Stock would, or in the reasonable opinion of the Board might, result in the occurrence of an event of default under any Financing Document or create a condition which would or might, with notice or lapse of time or both, result in such an event of default. If shares of Common Stock that the Company has the right or obligation to purchase on any date exceed the total amount permitted to be purchased on such date pursuant to the preceding sentence (the "Maximum Amount"), the Company shall purchase on such date only that number of shares of Common Stock up to the Maximum Amount (and shall not be required to purchase more than the Maximum Amount). Notwithstanding anything to the contrary contained in this Agreement, if the Company is unable to make any payment when due under this Agreement by reason of this Section 7, the Company shall make such payment at the earliest practicable date permitted under this Section 7 and any such payment shall accrue simple interest (or if such payment is accruing interest at such time, shall continue to accrue interest) at a rate per annum of 8% from the date such payment is due and owing to the date such payment is made. All payments of interest accrued hereunder shall be paid only at the date of payment by the Company for the shares of Common Stock being purchased.

          8.  Exit Payments.  (a)  General Allocation.  Except as otherwise
              -------------        ------------------
provided in Sections 8(b) and (e) below, in the event Kelso and Charter become entitled to cash payments in respect of any shares of Class A Common Stock, whether in connection with a sale of such shares, a distribution by the Company or otherwise (any such payment being referred to herein as an "Exit Payment"), the Exit

Payment will be allocated between Kelso and Charter as follows:

         (i) Kelso and Charter will receive 85% and 15%, respectively, of the Exit Payment until Kelso and Charter shall each have received from the aggregate amount of Exit Payments allocated to them, an amount equal to their respective capital investments in the Company.

         (ii) After the allocation pursuant to Section 8(a)(i), the remainder, if any, of the Exit Payment shall be allocated 85% and 15%, respectively, to Kelso and Charter until each of Kelso and Charter has received from the aggregate amount of Exit Payments allocated to it an internal rate of return equal to 15% per annum, compounded annually, on the aggregate amount of capital invested in the Company by it.

         (iii) After the allocations pursuant to Sections 8(a)(i) and 8(a)(ii), the remainder, if any, of the Exit Payment shall be allocated 75% and 25%, respectively, to Kelso and Charter until each of Kelso and Charter has received from the aggregate amount of Exit Payments allocated to it an internal rate of return equal to 32% per annum, compounded annually, on the aggregate amount of capital invested in the Company by it.

         (iv) After the allocations pursuant to Sections 8(a)(i), 8(a)(ii) and 8(a)(iii), the remainder, if any, of the Exit Payment shall be allocated 50% to Kelso and 50% to Charter.

For purposes of this Section 8(a), internal rates of return shall be calculated by taking into account the date or dates of the investments of capital by each of Kelso and Charter in the Company, the date or dates of any Exit Payments and the amounts of such investments and Exit Payments.

         (b)  Limitation.  The provisions set forth in Section 8(a) above shall
              ----------
apply only to a sale by Kelso and Charter of all of the shares of Class A Common Stock owned by both Kelso and Charter to a third party or parties or a sale of all or substantially all of the Company's and its subsidiaries' assets (either of such transactions, a "Sale of 100% of the Company"). In the event either Kelso or Charter become entitled to a cash payment in respect of any shares of Class A Common Stock, but in connection with a transaction constituting less than a Sale of 100% of the Company, then Kelso and Charter shall negotiate in good faith an equitable allocation of such cash payments which reflects the economic objectives set forth in Section 8(a).

         (c)  Procedures for Payment.  Kelso and Charter shall use reasonable
              ----------------------
efforts to arrange for any amounts allocated to Kelso and Charter pursuant to
Section 8(a) or the last sentence of Section 8(b) to be paid directly to Kelso and Charter by the relevant third party purchaser(s) or the Company, as the case may be. In the event that Kelso or Charter is unable to make such arrangements (including, without limitation, because of any restrictions contained in the Company's Amended and Restated Certificate of Incorporation), Kelso or Charter, as the case may be, shall pay any amounts allocated to such party pursuant to
Section 8(a) or the last sentence of Section 8(b) promptly following such party's receipt of such amounts.

         (d)  Permitted Assignees.  All references to Kelso in this Section 8
              -------------------
shall include any Permitted Assignees of Kelso.

         (e)  Cencom Contingent Payment Agreement.  Notwithstanding the
              -----------------------------------
foregoing, the Cencom Contingent Payment Agreement provides for payments to Cencom under certain circumstances which may also involve the payment to Kelso and Charter of Exit Payments hereunder. Accordingly, Kelso and Charter each acknowledge that any Exit Payment will be calculated assuming such payment to Cencom has been made and in the event either Kelso or Charter receives any Exit Payment that includes any amount due to Cencom under the Cencom Contingent Payment Agreement, then upon the request of the Company, such party shall promptly remit such amount to Cencom.

         9.  Election of Directors.  9.1.  Board Make-up.  Until the earlier of
             ---------------------         -------------
(a) the tenth anniversary of the Closing, (b) the closing of an IPO or (c) the
 -                                         -                            -
termination of the Management Agreement, each Stockholder agrees that it will nominate and elect and will vote all of the shares of Common Stock owned or held of record by it to elect and, thereafter, for such period, to continue in office a Board consisting of five members, three of whom will be designated for nomination and election by KIA V, and two of whom will be designated for nomination and election by Charter. The individuals designated for nomination and election by KIA V or Charter, as the case may be, pursuant to this Section 9 may be changed from time to time by KIA V or Charter, as the case may be. Prior to or at the first meeting of the Board after the date of this Agreement, Charter shall propose to the Board for its approval one or more officers of the Company who will have the authority to execute and deliver such documents, instruments and agreements on behalf of the Company as is necessary for Charter to fulfill its obligations under the Management Agreement. Charter shall have the right at any time to propose to the Board for its approval additional or different officers to have such authority. The By-laws of the Company shall provide that the Board may, by resolution, authorize one or more such officers to take such actions on behalf of the Company.

         9.2.  Irrevocable Proxy.  In order to effectuate Section 9.1 and, in
               -----------------
addition to and not in lieu of Section 9.1, each Stockholder hereby grants to the Secretary of the Company an irrevocable proxy solely for the purpose of voting all of the shares of Common Stock of the Company owned by the grantor of the proxy for the election of directors nominated in accordance with Section 9.1.

         10.  Stock Certificate Legends.  A copy of this Agreement shall be
              -------------------------
filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing shares of Common Stock issued after the date hereof shall bear upon its face the following legends, as appropriate:

          (a) "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL TO THE STOCKHOLDER, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF WHICH OPINION ARE, SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT, SUCH LAWS AND THE AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT OF THE ISSUER, DATED AS OF SEPTEMBER 29, 1995 (THE "STOCKHOLDERS' AGREEMENT")."

          (b) "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS, AS SPECIFIED IN THE STOCKHOLDERS' AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE ISSUER AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST."

In addition, certificates representing shares of Common Stock owned by any permitted transferees who are residents of certain states shall bear any legends required by the laws of such states.

          Each Stockholder shall be bound by the requirements of such legends. Upon a Registration of any shares of Common Stock, the certificate representing the registered shares shall be replaced, at the expense of the Company, with certificates not bearing the legends required by Sections 10(a) and 10(b).

          11.  Absence of Other Arrangements.  Each Stockholder hereby
               -----------------------------
represents and warrants to each other Stockholder that it has not entered into or agreed to be bound by any other arrangements or agreements of any kind with any other party with respect to the shares of Common Stock, including, but not limited to, arrangements or agreements with respect to the acquisition, disposition or voting of shares of Common Stock or any interest therein (whether or not such arrangements or agreements are with the Company, Kelso, Charter or holders of Common Stock that are not parties to this Agreement), except for the letter agreements, dated as of the date of the Closing, between Kelso and certain of the KIA V Designees, a copy of which is attached hereto as Exhibit A, the Subscription Agreements, the Registration Rights Agreement, the Management Agreement and any pledge agreements between Charter and the Charter Lenders entered into in compliance with Section 4.1.

          12.  Parties.  12.1.  Assignment by the Company.  The Company shall
               -------          -------------------------
have the right to assign to one or more Permitted Assignees, and/or the right to cause one or more Permitted Assignees to assume, all or any portion of its rights and obligations under Section 2.2 ("Right of First Refusal"), Section 4.2 ("Involuntary Transfers"), Section 5 ("Put Rights") and Section 6 ("Call Rights"), provided that any such assignment or assumption is accepted by the
          --------
proposed assignee or assignees. If the Company has not exercised its right to purchase shares of Common Stock pursuant to any such Section within 20 days of receipt by the Company of the letter or notice giving rise to such right (or, in the case of Section 6, the giving of notice by the Company), then Kelso shall have the right to require the Company to assign such right to one or more Permitted Assignees. If such right to purchase is assigned to a Permitted Assignee or Permitted Assignees pursuant to this Section 12.1, such Permitted Assignee or Permitted Assignees shall be deemed to be the Company for purposes of any such purchases and the seller shall be obligated to sell to such Permitted Assignee or Permitted Assignees.

          12.2.  Assignment Generally.  The provisions of this Agreement shall
                 --------------------
be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns, provided that
                                                                 --------
Charter shall not be permitted to assign any of its rights or cause a third party to assume any of its obligations under this Agreement, unless such assignment or assumption is in connection with a Transfer explicitly permitted by this Agreement and, prior to such assignment or assumption, such assignee complies with the requirements of Section 12.4.

          12.3.  Termination.  Any party to, or person who is subject to, this
                 -----------
Agreement which ceases to own any shares of Common Stock or any interest therein shall cease to be a party to, or person who is subject to, this Agreement and thereafter shall have no rights or obligations hereunder; provided, however,
                                                          --------  -------
that a Transfer of shares of Common Stock not explicitly permitted under this Agreement shall not relieve any Stockholder of any of its obligations hereunder. Notwithstanding the foregoing, in connection with a Transfer to an Affiliate explicitly permitted by this Agreement, including, without limitation, pursuant to subsection 5 of Section 1.1, prior to any such Person ceasing to be an Affiliate of the Stockholder from whom such Person acquired its shares of Common Stock, such Person shall be obligated to transfer such shares of Common Stock back to such original Stockholder and such original Stockholder shall thereupon be subject to this Agreement again.

          12.4.  Agreements to Be Bound.  Notwithstanding anything to the
                 ----------------------
contrary contained in this Agreement, any Transfer of shares by Kelso to a Permitted Assignee or by Charter (other than pursuant to a Registration) shall be permitted under the terms of this Agreement only if the transferee of such shares of Common Stock shall agree in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument of assignment and assumption reasonably satisfactory in substance and form, in the case of a Transfer by Kelso, to Charter and, in the case of a Transfer by Charter, to KIA V. Upon the execution of the instrument of assignment and assumption by such transferee, such transferee shall be deemed to be Kelso or Charter, as the case may be, for all purposes of this Agreement, provided,
                                                                 --------
however, that Section 3.3 ("Tag-Along Rights"), Section 5 ("Put Rights"),
-------
Section 8 ("Exit Payments") and Section 14.2 ("Sales Incentive Fee") shall not apply to any transferee of Charter (other than a transferee permitted under subsection 5 of Section 1.1 (an "Affiliate Transferee"), or a third party transferee which has acquired Charter's shares of Common Stock in accordance with Section 2.2 and which Kelso has approved, such approval not to be unreasonably withheld). Notwithstanding anything herein to the contrary, Charter shall exercise all rights hereunder on behalf of any such Affiliate Transferee and the Company and Kelso shall be entitled to deal exclusively with Charter and rely on the consent, waiver or any other action by Charter as the consent, waiver or other action, as the case may be, of any such Affiliate Transferee.

          13.  Defined Terms.  As used in this Agreement, the following terms
               -------------
shall have the meanings ascribed to them below:

          "Affiliate":  A Person that directly, or indirectly through one or
           ---------
more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

          "Carrying Value":  The price paid by a Stockholder for any share of
           --------------
Common Stock together with simple interest at a rate of 6% per annum from the date of the purchase of such share by such Stockholder through the date of the purchase by the Company less any distributions made to such Stockholder in respect of any such share.

          "CCE":  Charter Communications Entertainment, L.P., a Delaware limited
           ---
partnership.

          "CCE I":  Charter Communications Entertainment I, L.P., a Delaware
           -----
limited partnership.

          "Cencom":  Cencom Cable Television, Inc., a Delaware corporation.
           ------

          "Cencom Contingent Payment Agreement":  The Contingent Payment
           -----------------------------------
Agreement, dated as of September 29,

1995, as the same shall be amended from time to time, among CCE, CCT Holdings Corp. and Cencom.

          "Class A Common Stock":  the Company's Class A common stock, par value
           --------------------
$.01 per share.

          "Class B Common Stock":  the Company's Class B common stock, par value
           --------------------
$.01 per share.

          "Closing":  January 18, 1995.
           -------

          "Common Stock":  The Company's Class A Common Stock and Class B Common
           ------------
Stock.

          "KIA V Designee":  Any of the following individuals or entities:
           --------------
Richard Cyert, Steven P. Dolberg, Louis and Patricia Kelso Trust, William A. Marquard, John F. McGillicuddy, Frank T. Nickell IRA, David M. Roderick, John Rutledge, George L. Shinn and Dieter Spethmann.

          "Management Agreement":  The Amended and Restated Management
           --------------------
Agreement, dated as of the date hereof, as the same shall be amended from time to time between CCE I and Charter.

          "Permitted Assignee":  Kelso, any Affiliate of Kelso, any KIA V
           ------------------
Designee and any Affiliate of a KIA V Designee.

          "Person":  An individual, corporation, partnership, association,
           ------
trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Registration Rights Agreement":  The Registration Rights Agreement,
           -----------------------------
dated as of the Closing, as the same shall be amended from time to time, among the Company, KIA V, KEP V and Charter.

          "Subscription Agreements":  The Subscription Agreements, each dated as
           -----------------------
of the Closing, between the Company and each of Charter, KIA V and KEP V.

          "Transfer (or any variation thereof used herein)": Any direct or
           -----------------------------------------------
indirect sale, assignment, mortgage, transfer, pledge, hypothecation or other disposal or any arrangement or agreement with respect to any of the foregoing.

          14.  Miscellaneous.  14.1.  Sales Incentive Fee.  In consideration of
               -------------          -------------------
Charter's marketing and sales efforts in selling the Company, the Company agrees that after the distribution provided in Section 8(a)(i), if required, it will redeem all of Charter's shares of Class B Common Stock for $1,000 per share. Such redemption shall occur upon the earliest of (i) the disposition by Kelso,
                                                  -
together with any Permitted Assignees, of all or substantially all of their shares of Common Stock, (ii) a Sale of 100% of the Company and (iii) the closing
                         --                                     ---
of an IPO.

          14.2.  Recapitalizations, Exchanges, etc. Affecting the Common Stock.
                 -------------------------------------------------------------
Except as otherwise provided herein, the provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) the shares of
                                                           -
Common Stock and (b) any and all shares of capital stock of the Company or any
                  -
successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the shares of Common Stock, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

          14.3.  Actions Requiring Approval of Stockholders.  Without the prior
                 ------------------------------------------
written approval of each of the Stockholders, the Company shall not (a) incur,
                                                                     -
guarantee or assume any indebtedness for borrowed money or (b) reserve for
                                                            -
issuance, authorize the issuance of, agree to issue or issue (i) any additional
                                                              -
shares of capital stock (presently or hereafter authorized and whether authorized and unissued shares or treasury shares), (ii) any security (debt or
                                                     --
equity) convertible into or exchangeable for shares of capital stock of the Company or (iii) any options, warrants or rights to acquire shares of capital
            ---
stock of the Company.

          14.4.  No Third Party Beneficiaries.  Except as otherwise provided
                 ----------------------------
herein, this Agreement is not intended to confer upon any person, except for the parties hereto, any rights or remedies hereunder.

          14.5.  Mechanics of Payment.  If at any time the Company purchases any
                 --------------------
shares of Common Stock pursuant to this Agreement, the Company may pay the purchase price determined under this Agreement for the shares of Common Stock it purchases by wire transfer of funds or company check in the amount of the purchase price, and upon receipt of payment of such purchase price or, pursuant to Section 7, any portion thereof, the seller shall deliver the certificates representing the number of shares of Common Stock being purchased in a form suitable for transfer, duly endorsed in blank, and free and clear of any lien, claim or encumbrance. Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to make any payment for shares of Common Stock purchased hereunder until delivery to it of the certificates representing such shares or evidence or an affidavit, in either case in form and substance reasonably satisfactory to the Company of loss, theft or destruction of such certificates. If the Company is purchasing less than all the shares of Common Stock represented by a single certificate, the Company shall deliver to the seller a certificate for any unpurchased shares of Common Stock.

          14.6.  Further Assurances.  Each party hereto or person subject hereto
                 ------------------
shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          14.7.  Amendment and Modification.  This Agreement may be amended,
                 --------------------------
modified or supplemented only by the written agreement of all the parties hereto.

          14.8.  Governing Law.  This Agreement and the rights and obligations
                 -------------
of the parties hereunder and the persons subject hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware, without giving effect to the choice of law principles thereof.

          14.9.  Invalidity of Provision.  The invalidity or unenforceability of
                 -----------------------
any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

          14.10.  Notices.  All notices, requests, demands, letters, waivers and
                  -------
other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered
                                                                    -
personally, (b) mailed, certified or registered mail with
             -
postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent
                  -                                                     -
by fax, as follows:

     (i)  If to the Company, to it at:

          CCA Holdings Corp.
          12444 Powerscourt Drive
          Suite 400
          St. Louis, Missouri 63131
          Attention:  Jerald L. Kent
          with a copy to:

          Kelso & Company
          350 Park Avenue, 21st Floor
          New York, New York  10022
          Attention:  James J. Connors, II, Esq.

    (ii)  If to Charter, to it at:

          Charter Communications, Inc.
          12444 Powerscourt Drive
          Suite 400
          St. Louis, Missouri 63131
          Attention:  Jerald L. Kent
          with a copy to:

          Paul, Hastings, Janofsky & Walker
          399 Park Avenue
          New York, New York  10022
          Attention:  Daniel G. Bergstein, Esq.

   (iii)  If to KIA V, to it at:

          Kelso Investment Associates V, L.P.
          c/o Kelso & Company
          350 Park Avenue, 21st Floor
          New York, New York  10022
          Attention:  James J. Connors, II, Esq.

   (iv)   If to KEP V, to it at:

          Kelso Equity Partners V, L.P.
          c/o Kelso & Company
          350 Park Avenue, 21st Floor
          New York, New York  10022
          Attention:  James J. Connors, II, Esq.

or to such other person or address as any party shall specify by notice in writing to the Company and the other Stockholder(s). All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by
          -                                                           -
certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered
          -
or (z) if by fax, on the next day following the day on which such fax was sent,
    -
provided that a copy is also sent by certified or registered mail.

          14.11.  Headings; Execution in Counterparts.  The headings and
                  -----------------------------------
captions contained herein are for convenience and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

          14.12.  Injunctive Relief.  The shares of Common Stock cannot readily
                  -----------------
be purchased or sold in the open market, and for that reason, among others, the parties hereto would be irreparably damaged in the event this Agreement is not specifically enforced. Each of the parties therefore agrees that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such reme dies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which any such party may have.

          14.13.  Entire Agreement.  This Agreement, together with the
                  ----------------
Subscription Agreements and the Registration Rights Agreement, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or under takings relating to the shares of Common Stock, other than those expressly set forth or referred to herein or as set forth in the Subscription Agreements and the Registration Rights Agreement. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

          IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto, effective as of the date first above written.


                                        CCA HOLDINGS CORP.


                                        By: /s/ Theodore W. Browne, II
                                           _______________________________
                                           Name:  Theodore W. Browne, II
                                           Title: Executive Vice President


                                        KELSO INVESTMENT ASSOCIATES V, L.P.


                                        By:  Kelso Partners V, L.P.
                                             as General Partner


                                        By: /s/ George E. Matelich
                                           _______________________________
                                           as General Partner


                                        KELSO EQUITY PARTNERS V, L.P.


                                        By: /s/ George E. Matelich
                                           _______________________________
                                           as General Partner


                                        CHARTER COMMUNICATIONS, INC.


                                        By: /s/ Theodore W. Browne, II
                                           _______________________________
                                           Name:  Theodore W. Browne, II
                                           Title: Executive Vice President